As filed with the United States
            Securities and Exchange Commission on September 26, 2005

                                                     Registration No. 333-116409

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                  NEXICON, INC.
                (Name of Registrant as specified in its charter)

                 Nevada                              7389                        13-3389415
---------------------------------------  ----------------------------  --------------------------------
     (State or Other Jurisdiction        (Primary Standard Industrial         (I.R.S. Employer
   of Incorporation or Organization)      Classification Code Number)        Identification No.)

                                                                                Richard Urrea
        400 Gold S.W., Suite 1000                                         400 Gold S.W., Suite 1000
      Albuquerque, New Mexico 87102                                     Albuquerque, New Mexico 87102
              (505) 248-0000                                                    (505) 248-0000
---------------------------------------                                --------------------------------
      (Address and telephone number                                     (Name, address, and telephone
      of principal executive offices)                                    number of agent for service)
                                                  Copies to:
        Clayton E. Parker, Esq.                                           Christopher J. DeLise, Esq.
Kirkpatrick & Lockhart Nicholson Graham                                Kirkpatrick & Lockhart Nicholson
                  LLP                                                             Graham LLP
      201 South Biscayne Boulevard                                     201 South Biscayne Boulevard
               Suite 2000                                                         Suite 2000
            Miami, FL 33131                                                     Miami, FL 33131
       Telephone: (305) 539-3300                                           Telephone: (305) 539-3300
       Telecopier: (305) 358-7095                                          Telecopier: (305) 358-7095

                              -------------------

Approximate date of commencement of proposed sale to the public: Not applicable. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |_|

If the registrant elects to deliver its annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

DEREGISTRATION OF COMMON STOCK

      Nexicon, Inc. ("Nexicon" or the "Company") hereby amends its Registration Statement on Form SB-2 (No. 333-116409), initially filed with the United States Securities and Exchange Commission on June 10, 2004 (the "Registration Statement"), by deregistering all of the Company's common stock, par value $0.001 per share (the "Shares"), registered on the Registration Statement that have not yet been sold by the Company.

      Nexicon initially filed the Registration Statement to register an aggregate of 69,513,810 Shares. As of the date hereof, the Company has issued an aggregate of 14,110,830 Shares registered under the Registration Statement. An aggregate of 55,402,980 Shares registered on the Registration Statement remain unissued (the "Unissued Shares"). The Company's obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, the Company desires to deregister all of the Unissued Shares.

      Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the 1933 Act, the Company hereby removes all of the Unissued Shares from registration. As a result of this deregistration, the total number of shares registered and sold pursuant to the Registration Statement is 14,110,830 shares.

                                   SIGNATURES

      Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 26, 2005.

                                        NEXICON, INC.


September 26, 2005                      By: /s/ Richard A. Urrea
                                            --------------------
                                            Richard A. Urrea
                                            President, Chief Executive Officer
                                            and Principal Executive Officer


September 26, 2005                      By: /s/ Daniel Urrea
                                            ----------------
                                            Daniel Urrea
                                            Chief Financial Officer and
                                            Principal Accounting Officer

      Pursuant to the requirements of 1933 Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                              TITLE                  DATE
---------                              -----                  ----


/s/ Richard Urrea                      Director               September 26, 2005
--------------------
Richard Urrea